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                                                                   EXHIBIT 10.10

                                     LEASE
                              (BUILDING EXPANSION)


                 THIS LEASE, made as of the 17th day of July, 1996, by and between CORPORATE DRIVE ASSOCIATES, LLC, an Indiana limited liability company ("Landlord"), and BRIGHTPOINT, INC., a Delaware corporation f/k/a WHOLESALE CELLULAR USA, INC. ("Tenant");

                                  WITNESSETH:


         1. LEASED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a certain building to be constructed by Landlord ("Building"), which will be located generally at the southwest corner of the intersection of Corporate Drive and Corporate Way in Corporate Center North Corporate Park ("Park"), Indianapolis, Indiana, together with the parcel of real estate upon which the Building will be constructed ("Parcel"), together with the related improvements to be constructed on the Parcel and used in connection with the Building ("Improvements"). For purposes of this Lease, the Building shall be deemed to contain seventy-seven thousand six hundred eighty (77,680) square feet of gross leasable area ("Gross Leasable Area"). Tenant shall have the right, in common with Landlord, to the non-exclusive use of the common easements and facilities in the Park which benefit the Parcel, subject to the terms and conditions of the any recorded declaration of covenants and restrictions applicable to the Park ("Declaration"). The Parcel and the Park are depicted on Exhibit A-1 attached hereto, the Parcel is more particularly described on Exhibit A-2 attached hereto, and the Building generally is depicted on the site plan described on Exhibit A-3 attached hereto. The Building, the Parcel and the Improvements are collectively referred to as the "Leased Premises."

         2. LEASE TERM AND HOLDING OVER. Subject to Subsection 6(d) hereof, the initial term of this Lease ("Initial Lease Term") shall be for a period commencing on January 1, 1997 ("Commencement Date"), and ending on December 31, 2006 ("Expiration Date"). So long as Tenant is not in default hereunder, Tenant shall have the option to extend the Initial Lease Term for two (2) periods of five (5) years each ("First Extension Term" and "Second Extension Term", respectively). Tenant shall exercise its option to extend the Initial Lease Term and the First Extension Term by providing written notice thereof to Landlord at least nine (9) months prior to the expiration of the Initial Lease Term or the First Extension Term, as applicable ("Extension Date"). If Tenant fails to exercise its option to extend the Initial Lease Term and/or the First Extension Term, as applicable, on or before the Extension Date or if Tenant rejects Landlord's determination of the Prevailing Base Rent (as defined in Exhibit B-1 attached hereto) to be applicable during the First Extension Term and/or the Second Extension Term, as applicable, then Tenant's option to extend the Initial Lease Term and/or the First Extension Term, as applicable, shall terminate and have no further force or effect, without further notice from Landlord. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Lease Term (as defined below in this section), and, if Rent is paid by Tenant and accepted by Landlord, then such holding over and continued possession shall create a tenancy from month to month upon and subject to the same terms and conditions of this Lease in effect when the Lease Term expires, except for the length of the term of this Lease. At any time, either party may terminate such tenancy from month to month upon thirty (30) days written notice delivered to the other party in accordance with
Section 22 hereof. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Lease Term, without the consent of Landlord, then (i) Tenant shall pay to Landlord for each day of such possession one hundred twenty-five percent (125%) of all the Base Rent (as defined in Section 3 hereof) in effect when expiration or termination occurs, computed on a daily basis, and (ii) indemnify and hold Landlord harmless from and against any and all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with, such possession. The Initial Lease Term, the First Extension Term and the Second Extension Term are collectively referred to as the "Lease Term."

         3. RENT. Tenant shall pay to Landlord minimum rent ("Base Rent") for the Leased Premises during the Lease Term in accordance with the initial rent schedule set forth on Exhibit B-2, attached

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hereto ("Rent Schedule").  Rent shall be payable in advance on or before the first day of each full and partial calendar month during the Lease Term; provided that, if the Lease Term commences or expires on a date other than on the first day or last day of a calendar month, respectively, then the Base Rent payable for each such partial calendar month shall be an amount equal to the Base Rent otherwise then in effect, divided by the number of days in the full calendar month during which the Lease Term commences or expires, respectively, and multiplied by the number of days in the partial calendar month after and including the Commencement Date or before and including the date of expiration, respectively; and provided further that the Base Rent for any partial calendar month at the commencement of the Lease Term shall be payable on or before the first day of the first full calendar month during the Lease Term. In addition to the payment of Base Rent, Tenant shall pay to Landlord as additional rent ("Additional Rent") all other sums of money and charges required to be paid by Tenant to Landlord under this Lease, whether or not the same are designated as Additional Rent. If any such sum or charge is not paid at the time provided in this Lease, then it nevertheless shall be collectible as Additional Rent with the next monthly installment of Base Rent; provided that nothing contained herein shall be deemed to suspend or delay the payment of such sum or charge or to limit any right or remedy of Landlord with respect to its nonpayment. All Rent shall be paid without relief from valuation and appraisement laws and shall be payable without offset for any amount due or claimed to be due from Landlord to Tenant, except as expressly provided in this Lease.

         4. PAST DUE PAYMENTS. If any Base Rent, Additional Rent or any other sum, charge or payment owing from Tenant to Landlord pursuant to this Lease ("Rent") shall become overdue for a period in excess of five (5) days, then such unpaid Rent shall bear interest from the date due to the date of payment at the rate of one and one-half percent (1-1/2%) per month. Such interest shall be in addition to, and not in lieu of, any other right or remedy Landlord may have hereunder, at law or in equity.

         5. PLACE OF PAYMENTS. All payments of Rent required to be made, and all statements required to be rendered, by Tenant to Landlord shall be delivered to Landlord at its address set forth in Section 22 or to such other address as Landlord specifies to Tenant in accordance with that Section.

         6.      PREPARATION OF LEASED PREMISES.

         (a) Landlord's Work. Landlord shall construct the Building and the Improvements and landscape the Parcel pursuant to the construction schedule attached hereto as Exhibit C ("Construction Schedule"), and in accordance with the plans and specifications attached hereto as Exhibit D ("Landlord's Work"). A complete and permanent Exhibit D shall be finalized and attached hereto by August 15, 1996, which permanent Exhibit D shall replace the temporary Exhibit D now attached hereto. Landlord shall obtain all permits and authorizations necessary for the completion of Landlord's Work.

         (b) Substantial Completion. The Building and the Improvements shall be deemed to be substantially completed when Landlord delivers to Tenant a copy of an architect's certificate of substantial completion indicating that the Building and the Improvements have been completed in accordance with Exhibit D attached hereto, subject to identified "punch-list" items which do not materially affect Tenant's ability to use the Building and the Improvements for the purpose of conducting its normal business operations or for the purpose of completing the installation of its fixtures and equipment and subject to Landlord subsequently completing the "top-coat" of pavement on the parking lot which is part of the Improvements. After the Commencement Date, Landlord shall complete the "top coat" of pavement on the parking lot which is part of the Improvements and landscape the Parcel in accordance with the Construction Schedule and Exhibit D.

         (c) Scheduled Completion Date. Landlord shall substantially complete the Buildings and the Improvements on or before November 30, 1996 ("Scheduled Completion Date"); provided that, if the permanent Exhibit D is not finalized and attached hereto by August 15, 1996, then (i) the Scheduled Completion Date shall be extended by a period equal to the number of days after August 15, 1996, that it takes to finalize and attach the final Exhibit D, and (ii) the obligation of Tenant to pay Rent shall





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    commence on the Commencement Date, notwithstanding anything to the contrary set forth therein.

         (d) Non-Completion. Subject to Subsection 6(c) hereof, if the permanent Exhibit D is finalized and attached hereto by August 15, 1996, and the Buildings and Improvements are not substantially completed on or before the date fifteen (15) days after the Scheduled Completion Date, then
    (i) the Commencement Date shall be delayed until the date that is fifteen
    (15) days after the date on which the Buildings and the Improvements are substantially completed, and (ii) the Expiration Date shall be extended to the last day of that calendar month during which the tenth (10th) anniversary of the Commencement Date occurs.

         (e) Tenant's Work. Tenant shall be responsible for all other work necessary to prepare the Leased Premises for occupancy by Tenant which is not expressly included as Landlord's Work on Exhibit D or in Section 10 hereof. Upon substantial completion of the Building and the Improvements, Tenant may have occupancy of the Leased Premises, subject to continued presence of Landlord on the Leased Premises to correct "punch-list" items and defects in Landlord's Work. Such occupancy of the Leased Premises shall be subject to all of the terms and provisions of this Lease, except that payment of Base Rent shall commence on the Commencement Date. Tenant shall coordinate any work it performs to prepare the Leased Premises with the correction by Landlord of "punch-list" items and defects in Landlord's Work.

         (f) Construction Meetings. Commencing on the first full week after the week in which Landlord commences Landlord's Work and continuing each week thereafter until Landlord's Work is completed, a representative of Landlord and Tenant shall attend construction meetings at a mutually acceptable location during general business hours, for the purposes of discussing the progress of Landlord's Work in accordance with the Construction Schedule.

         (g) Improvements Payment. On the later of substantial completion of the Building and the Improvements or December 1, 1996, Tenant shall pay to Landlord Thirty-Four Thousand Dollars ($34,000.00) to reimburse Landlord for the cost that Landlord will incur to construct certain leasehold improvements for the benefit of Tenant.

                 7.       TAXES AND ASSESSMENTS.

         (a) Real Estate Taxes and Assessments. Tenant shall pay and discharge when due all real estate taxes and assessments ("Real Estate Taxes") levied during the Lease Term on, against, or with respect to, the Leased Premises. Within twenty (20) days after any installment or payment of such Real Estate Taxes is due, Tenant shall deliver to Landlord satisfactory evidence that the installment or payment has been paid and discharged in full. All installments and payments of Real Estate Taxes which are the obligation of Tenant hereunder shall be deemed to be Rent, even though such installments and payments are made to the public or quasi-public bodies which levy, charge or impose Real Estate Taxes. Landlord shall attempt to (i) cause the Leased Premises to be established as a separate parcel for the purpose of the assessment of Real Estate Taxes and (ii) cause to be sent directly to Tenant the bills, statements and invoices for, or with respect to, Real Estate Taxes levied during the Lease Term on, against or with respect to, the Leased Premises. Real Estate Taxes shall include any tax, levy or other charge on, against or with respect to Landlord's interest hereunder or on, against or with respect to ownership interests in the Leased Premises (other than a general gross receipts tax or income tax). The obligations of Tenant hereunder with respect to the payment of such Real Estate Taxes levied during the final calendar year of the Lease Term shall survive the termination of this Lease.

         (b) Other Taxes and Assessments. Tenant shall pay and discharge, as and when assessed, all taxes, levies and charges imposed on, against or with respect to the conduct of its business operations in, on or from the Leased Premises and all taxes, levies and charges imposed on, against or with respect to its trade fixtures, equipment, inventory and other personal property in, on or about the Leased





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    Premises.  Tenant also shall pay and discharge, as and when assessed, all assessments levied or assessed during the Lease Term on, against or with respect to, the Leased Premises pursuant to the Declaration ("Park Assessments"), and Tenant shall pay all late charges, interest and costs of collection under the Declaration if any installment or payment of Park Assessments is not paid or discharged when required hereunder. Within twenty (20) days after any installment or payment of such Park Assessments is due, Tenant shall deliver to Landlord satisfactory evidence that the installment or payment has been paid and discharged in full. All installments and payments of Park Assessments which are the obligation of Tenant hereunder shall be deemed to be Rent, even though such installments and payments are made to a third party. The obligations of Tenant hereunder with respect to the payment of such Park Assessments levied during the final calendar year of the Lease Term shall survive the termination of this Lease.

         (c) Contesting Real Estate Taxes. Tenant shall have the right to contest, in the manner prescribed by law and otherwise in a reasonable and diligent manner, the calculation of Real Estate Taxes levied on, against or with respect to the Leased Premises or the valuation of the Leased Premises for purposes of calculating such Real Estate Taxes, at Tenant's cost and expense, if (i) Tenant determines in good faith that such Real Estate Taxes have been incorrectly calculated or the Leased Premises has been overvalued for purposes of calculating such Real Estate Taxes ("Tax Dispute"), (ii) Tenant delivers to Landlord a written notice describing the Tax Dispute and the proposed contest with particularity, and (iii) if such contest is to be made during the last two (2) years of the Initial Lease Term, the First Extension Term or the Second Extension Term, as applicable, Landlord does not object to the proposed contest within ten (10) days after receipt of such notice, which objection shall be made only on a reasonable basis. Pending resolution of the Tax Dispute, Tenant shall pay when required by the applicable taxing authority the full amount of the Real Estate Taxes levied on, against or with respect to the Leased Premises. Tenant shall not agree to any settlement of a Tax Dispute without Landlord's prior written consent, which consent may be withheld if the settlement will result, or reasonably is anticipated by Landlord to result, in increased Real Estate Taxes at any time, but which consent otherwise shall not be withheld unreasonably. Tenant shall indemnify and hold Landlord harmless from and against any and all increases in Real Estate Taxes which result from a contest commenced or conducted by Tenant, together with all reasonable attorneys' fees and court costs associated therewith.

                 8. USE OF LEASED PREMISES. The Leased Premises shall be occupied and used solely as a facility for distribution/warehouse and general office purposes and any other use permitted in the Park and by applicable zoning, such other use being subject to Landlord's prior written approval, which approval shall not be withheld unreasonably, and for no other uses. Tenant shall have no right to change the zoning classification applicable to the Leased Premises or obtain variances from such classification or the requirements thereof. Tenant covenants and agrees that:

         (a) Tenant shall not permit any waste, damage or nuisance in, on or about the Leased Premises, or use or permit the use of the Leased Premises for any unlawful purpose or in any manner which violates the terms and conditions of the Declaration;

         (b) Tenant shall conduct its business and keep the Leased Premises in a safe, clean and sightly condition which complies with all written rules and regulations delivered by Landlord to Tenant ("Rules"), and all rules, regulations and guidelines of the health, fire, building, environmental and other governmental agencies having jurisdiction over Tenant's business operations and/or the Leased Premises, and Tenant shall comply with all laws, statutes, ordinances and governmental rules, regulations, guidelines, orders and decrees now or hereafter affecting or relating to the Leased Premises or the use thereof ("Laws");

         (c) Tenant shall not dump, or otherwise dispose of, any chemicals, metals, garbage, trash or other industrial by-products or incidentals to Tenant's business in, on or about the Leased Premises, and Tenant shall use only waste removal facilities on the Leased Premises which are appropriate, leakproof and fireproof;





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         (d)     Tenant shall comply with all Rules and the terms and
    conditions of the Declaration, cause its agents and employees to comply with all Rules and the terms and conditions of the Declaration, and use reasonable efforts to cause its customers, invitees, licensees and concessionaires to comply with all Rules and the terms and conditions of the Declaration; and

         (e) Tenant shall not (i) use the Leased Premises for the treatment or disposal of any wastes, materials or substances that are hazardous, toxic or radioactive and are, or become, regulated by any Law (including without limitation, asbestos-containing materials and electrical transformers or ballasts that contain PCB's) ("Hazardous Substances") or
    (ii) store or use any Hazardous Substance on the Leased Premises, except for such storage and usage of those types and amounts of Hazardous Substances as may be necessary for the operations permitted under this Lease; provided that Tenant shall not stockpile Hazardous Substances or otherwise store more Hazardous Substances on the Leased Premises than may be necessary to conduct the operations permitted under this Lease to be conducted with reasonable dispatch. All storage, usage and transportation of Hazardous Substances shall be conducted in compliance with all applicable Laws and Rules, and Tenant shall take all necessary and appropriate safety precautions in connection with such storage, usage and transportation. Tenant shall not install or locate on the Leased Premises any underground storage tanks ("UST's"). Tenant agrees to indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold harmless Landlord and any party affiliated with Landlord from and against any and all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with, (i) any storage or usage of any Hazardous Substances by Tenant (or its employees, agents, contractors, invitees or licensees) in, on or about the Leased Premises or (ii) any transportation of any Hazardous Substances to or from the Leased Premises by Tenant (or its employees, agents, contractors, invitees or licensees), whether or not such storage, usage or transportation constitutes a failure of Tenant to fully observe or perform its obligations under this Subsection or to fully comply with or observe the limitations and restrictions under this Subsection. The claims, judgments, liabilities, losses, costs and expenses from and against which Tenant has agreed to indemnify, defend, protect and hold harmless Landlord and any party affiliated with Landlord under this Subsection shall include the following: (i) any obligation or liability of Tenant or Landlord under any Law to remove any Hazardous Substance or contaminated soil or groundwater from the Leased Premises, "clean up" any contamination of the soil or the groundwater in, on or under the Leased Premises, or perform any remediation of or for the Leased Premises; (ii) all charges, fines or penalties imposed by governmental authority or under any Law governing Hazardous Substances; (iii) any excess of the fair market value of the Leased Premises without contamination by Hazardous Substances over the fair market value of the Leased Premises as so contaminated; and (iv) all claims by, and liabilities to, any third party. The obligations of Tenant under this Subsection shall survive the expiration or earlier termination of this Lease.

Tenant shall have the right to contest, in the manner prescribed by the applicable Laws, and otherwise in a reasonable and diligent manner, any allegation by a governmental entity that there exists a violation of any Law affecting or relating to the Leased Premises or the use thereof ("Alleged Violation"), if Tenant determines in good faith that no violation exists or the Law is inapplicable, and Tenant delivers to Landlord a written notice describing the Alleged Violation with particularity; provided that such contest
(i) postpones the enforcement of the Law which is the subject of the Alleged Violation until the contest is completed, postpones any action against Landlord with respect to the Alleged Violation until the contest is completed and postpones the imposition of any charges, fines or penalties until the contest is completed, (ii) will not result in the imposition of additional charges, fines or penalties if the contest is unsuccessful, and (iii) the Leased Premises will not deteriorate or decline in value as a result of, or in connection with, the contest and the failure to correct the Alleged Violation. Tenant shall not agree to any settlement of an Alleged Violation without Landlord's prior written consent, which consent shall not be withheld unreasonably. Tenant shall indemnify and hold Landlord harmless from any and all actions against Landlord with respect to any contest hereunder or any Alleged Violation which Tenant is contesting, any and all charges, fines and penalties imposed upon Landlord as a consequence of any contest hereunder or any Alleged Violation which Tenant is contesting and any other claims, judgments, liabilities,





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losses, costs and expenses arising from, or incurred in connection with, any contest hereunder or any Alleged Violation which Tenant is contesting (including without limitation, reasonable attorneys' fees and court costs).

                 9. CONDITION, ALTERATIONS AND ADDITIONS. Tenant assumes sole responsibility for inspecting the Leased Premises before accepting occupancy to determine that Landlord's Work has been completed and the Leased Premises complies with this Lease and all applicable Laws. On the Commencement Date, Tenant shall execute and deliver to Landlord a certificate, in the form attached hereto as Exhibit E ("Acceptance Letter"), stating that Tenant has accepted the Leased Premises, subject to any "punch-list" items relating thereto and subject to latent defects which (i) could not be discovered during a reasonably diligent and thorough inspection of the Leased Premises and (ii) subsequently are discovered and identified with particularity in a written notice delivered to Landlord within one (1) year after the Commencement Date ("Latent Defects"); provided that the period for identifying Latent Defects in the foundation, exterior walls and roof shall be two (2) years after the Commencement Date ("Warranty Period"). Landlord promptly shall correct any such "punch-list" items relating to the Leased Premises, within sixty (60) days after receipt of the Acceptance Letter with respect thereto, and Landlord promptly shall correct any Latent Defects within one hundred twenty (120) days after receipt of the written notice thereof. If Landlord fails to correct a "punch-list" item or Latent Defect within the period specified under this Section, then Tenant shall have the right to correct such "punch-list" item or Latent Defect, and Landlord shall reimburse Tenant on demand for the reasonable costs and expenses of such correction. Upon the expiration of the Warranty Period, Landlord shall assign to Tenant all warranties which (i) may be extended to Landlord by manufacturers, suppliers or contractors in connection with the completion of Landlord's Work and (ii) cover the foundation, exterior walls and those other parts of the Leased Premises which Tenant is obligated to maintain under Section 11 hereof. Tenant, at its cost and expense, may install in the Building such trade fixtures, equipment and other personal property as Tenant determines to be necessary or appropriate to conduct its business. Tenant, at its cost and expense, also may make non-structural alterations or improvements to the interior of the Building if (i) Tenant delivers to Landlord written notice describing the proposed alteration or improvement with particularity and provides to Landlord copies of any plans and specifications for the alteration, and (ii) upon the expiration of the Lease Term or earlier termination of this Lease, Tenant surrenders the portion of the Leased Premises altered or improved in as good of a condition as on the date that Tenant accepts the Leased Premises. Tenant shall make no structural alterations, improvements or additions of or to any part of the Leased Premises or any alterations, improvements or additions to the exterior of the Building without the prior written consent of Landlord. All improvements, alterations and additions to the Leased Premises, except only Tenant's trade fixtures and personalty shall become the sole property of Landlord upon the expiration of the Lease Term or earlier termination of this Lease. All exterior signs shall be subject to the prior written approval of Landlord, and installation thereof shall be the sole responsibility of Tenant. Prior to the time that Tenant makes any structural improvements, alterations or additions to the Leased Premises, Landlord and Tenant shall agree which portions of such improvements, alterations and additions shall become the property of Landlord upon Tenant's surrender of the Leased Premises and which portions of such improvements, alterations and additions shall remain the property of Tenant.

                 10. UTILITIES. As part of Landlord's Work, Landlord shall install (or cause installation of) facilities to furnish electricity, water, sewer and other services specified in Exhibit D to the Building. During the Lease Term, Tenant shall pay all usage and other charges for all utility services furnished to the Leased Premises (including without limitation, electricity, water, sewer and telephone). If any equipment installed by Tenant requires additional utility facilities, then the costs of installing such additional facilities shall be paid by Tenant.

                 11. MAINTENANCE AND REPAIRS. Tenant, at its cost and expense, shall keep and maintain (and provide all repairs and replacements necessary to keep and maintain) the Leased Premises and every part thereof at all times in good order, condition and repair (including without limitation, all interior and exterior electrical, mechanical and utility fixtures, equipment and systems, all other fixtures, equipment and systems of any nature located on the Leased Premises, all interior walls, floors, floor coverings and ceilings, the foundation, exterior walls, roof and other structural parts of the Building, all exterior signs and all landscaped areas, driveways and parking lots). Without limiting the generality of the foregoing, Tenant shall implement (i) a janitorial program of cleaning sufficient to keep the Leased Premises in a safe, clean and sightly condition at all times, (ii) a program of grass cutting and landscape maintenance sufficient to keep all landscaped areas in a safe, clean and sanitary condition at all times, (iii) a regularly scheduled program of preventive maintenance and repair of the roof, the heating, ventilation and air conditioning system, and all electrical, mechanical and utility fixtures, equipment and systems serving the Leased Premises, so that such items are in good order, condition and repair at all times, and (iv) a regularly scheduled program of sealing, re-topping and striping all driveways and parking lots sufficient to keep all driveways and parking lots in a safe, clean and sanitary condition at all times. Tenant shall not be responsible for making any repairs occasioned by any negligence, intentional act or willful misconduct of Landlord or its employees, contractors or agents, which repairs shall be promptly made by Landlord at its cost and expense.

         12.     ASSIGNMENT AND SUBLETTING.

         (a) Requirements of Landlord's Consent. Tenant shall not assign this Lease or any interest therein, sublet the whole or any part of the Leased Premises or permit any other party, (including without limitation, concessionaires or licensees) to operate in, on or from, or occupy the whole or any part of, the Leased Premises, without the prior written consent of Landlord, which consent shall not be withheld or delayed unreasonably; provided that Landlord, in its sole and absolute discretion, may (i) withhold its consent to any proposed assignment of this Lease if the proposed assignee is not the same party that then is, or, after a concurrent assignment occurs, will be, the tenant under that certain Lease by and between Landlord and Tenant, dated June 6, 1995, as amended by that certain Amendment to Lease, dated October 3, 1995 ("Adjoinder Lease"), and
    (ii) in the case of such a concurrent assignment to occur, condition its consent to any proposed assignment of this Lease on the occurrence of the concurrent assignment. The consent of Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting. In all events, Tenant shall remain fully liable to perform all of the terms and provisions of this Lease and no consent by Landlord to any Tenant assignment shall release Tenant from such performance.

         (b) Assignment by Operation of Law. Any transfer of this Lease by operation of law (including without limitation, a transfer as a result of a change of control, merger, consolidation or liquidation of Tenant) shall constitute an assignment for purposes of this Lease; provided that the terms and conditions of this Subsection and the foregoing Subsection 12(a) shall not apply to (i) the merger or consolidation of Tenant with one or more corporations ("Merger") or (ii) the sale by Tenant of all or substantially all of its assets, including this Lease, to a single corporation ("Asset Sale'"), if, in either case, the entity to which this Lease is transferred or assigned as a result of a Merger or Asset Sale has a net worth equal to or greater than the net worth of Tenant reflected on the financial statements provided to Landlord, dated December 31, 1994, such entity concurrently will become by virtue of the Merger or Asset Sale the tenant under the Adjoinder Lease, specifically assumes the obligations of Tenant under this Lease and the Adjoinder Lease and agrees to cure any outstanding default pursuant to such obligations, and Tenant otherwise complies with the terms and conditions of this Section.

         13. ACCESS TO LEASED PREMISES. Tenant shall permit Landlord and its agents to enter upon the Leased Premises at all reasonable times and upon reasonable notice (except in the event of an emergency, with respect to which such time and notice requirements shall not apply) to (i) inspect and examine the Leased Premises, (ii) show the Leased Premises to prospective purchasers and mortgagees and, during the last eighteen (18) months of the Lease Term or during the continuation of a default by Tenant hereunder, to prospective tenants, (iii) make such repairs and replacements as Landlord may deem necessary, at its cost and expense or (iv) to exercise its rights hereunder in connection with performing a covenant of Tenant which is in default, without any such act constituting any eviction of Tenant in whole or in part, without Rent in any manner abating by reason of loss or interruption of Tenant's business in the Leased Premises, and without responsibility for any loss or damage to Tenant's business or property, other than loss or damage resulting from the intentional act or willful misconduct of Landlord, its agents, employees or contractors; provided that any repairs and replacements for such intentional acts or willful misconduct shall be made at the cost and expense of Landlord. Landlord's right of entry shall not be deemed or construed to impose upon Landlord any obligation or liability whatsoever for the maintenance or repair of the Leased Premises, except as expressly provided in this Lease.

         14.     INSURANCE AND INDEMNIFICATION.

         (a) Real Property Insurance. Landlord, at its cost and expense, shall maintain in full force and effect throughout the Lease Term fire and extended coverage insurance on the Building for at least one hundred percent (100%) of its insurable value on a replacement cost basis, less the replacement cost of the foundation and other structural parts of the Building which are not commonly covered by policies of fire and extended coverage insurance. Upon receipt of a written invoice, Tenant shall reimburse Landlord for the premiums paid and other costs and expenses incurred by Landlord to obtain and maintain such insurance and related coverages (including without limitation, such coverages as may be required by Landlord's mortgage lender or lien holder).

         (b) Public Liability Insurance. Tenant, at its cost and expense, shall maintain in full force and effect throughout the Lease Term a policy of general public liability insurance naming Landlord as an additional insured and covering any and all claims for injuries to, or death of, persons and damage to, or loss of, property occurring in, on or about the Leased Premises, in an amount not less than Two Million Dollars ($2,000,000) for injury to, or death of, any one person, Five Million Dollars ($5,000,000) for injury to, or death of, more than one person in the same accident or occurrence, and One Million Dollars ($1,000,000) for damaged or lost property arising out of any one accident or occurrence. If it becomes customary for other similar businesses in the Indianapolis metropolitan area to carry higher limits of liability coverage, then Tenant, upon request by Landlord, shall increase the foregoing coverage to such customary limits.

         (c) Personal Property Insurance. All of Tenant's trade fixtures, equipment, inventory and other personal property (including without limitation, property which Tenant stores for third parties), shall be kept in or upon the Leased Premises at Tenant's sole risk and expense, and Tenant, at its cost and expense, shall maintain in full force and effect throughout the Lease Term fire and extended coverage insurance on such trade fixtures, equipment, inventory and other personal property for their full insurable value on a replacement cost basis. Tenant shall indemnify and hold Landlord harmless from any and all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with, damage to, or loss of, such trade fixtures, equipment, inventory and other personal property, unless such damage is caused by the intentional act or willful misconduct of Landlord or its employees, contractors or agents.

         (d) Workmen's Compensation. Tenant shall comply with the provisions of the applicable workmen's compensation Laws and insure its liability thereunder.

         (e) Certificates of Insurance. For each type of insurance which Tenant is required to maintain under this Lease, Tenant shall furnish to Landlord an endorsed copy of such insurance policy showing that each such type of insurance is in full force and effect and may not be modified or canceled without thirty (30) days prior written notice to Landlord. All insurance policies which Tenant is required to maintain under this Lease shall be issued by companies reasonably satisfactory to Landlord.

         (f) Waiver of Subrogation. Landlord and Tenant, respectively, hereby waive and release any and all rights of recovery which either may have against the other for any loss or damage, whether or not caused by any alleged negligence of the other party, its employees, contractors, agents, invitees or licensees, to the extent that such loss or damage is or would be covered by any insurance required to be maintained under this Lease. Each policy of insurance required under this Lease shall contain an endorsement to such effect, waiving the insurer's right of subrogation against the other party.

         (g) Responsibility for Damages. Subject to the terms and conditions of the foregoing Subsection 14(f), Tenant assumes all risks and responsibilities for injuries, death, damages or losses to or of person or property (including without limitation, the Building, the Improvements and any fixtures, equipment or systems which constitute a part of the Building or the Improvements), unless caused by the intentional act or willful misconduct of Landlord or its employees, contractors or agents, and Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with, the condition, use or control of the Leased Premises.

         (h) Landlord Indemnity. Subject to the terms and conditions of the foregoing Subsection 14(f), Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with, the intentional act or willful misconduct of Landlord or its employees, contractors or agents.

         15. FIRE AND OTHER CASUALTY. In the event of damage to, or total or partial destruction of, the Building or any fixtures, equipment or systems which constitute a part of the Building by fire or other casualty, the insurance proceeds, if any, which, as a result of such damage or destruction, are payable under any fire and extended coverage insurance maintained by Landlord shall be payable to, and be the sole property of, Landlord, and, subject to the terms and conditions of this Section, Landlord shall cause the prompt and diligent repair and replacement of the Building as soon as reasonably possible to substantially the same condition as existed prior to such damage or destruction; provided that Landlord shall not be obligated to repair or replace any alterations, improvements or additions of or to the Leased Premises by Tenant; and provided further that, if substantial damage or destruction occurs during the last two (2) years of the Lease Term, then either Landlord or Tenant, at its respective option, may terminate this Lease upon fifteen (15) days' written notice to the other party, and all obligations hereunder, except those due or mature, shall cease and terminate. Rent shall abate proportionately (based upon the proportion that the unusable gross leasable area of the Building due to damage or destruction bears to the total Gross Leasable Area) during the time that the Building or any part thereof is unusable by reason of any such damage to, or destruction of, the Building.

         16. EMINENT DOMAIN. In the event that all or a substantial part of the Leased Premises is taken or condemned for public or quasi-public use under any statute or by the right of eminent domain, or that, in lieu thereof, all or a substantial part of the Leased Premises is conveyed to a public or quasi-public body under threat of condemnation, and such taking, condemnation or sale renders the Leased Premises unsuitable for Tenant's normal business use, then, at the option of either Landlord or Tenant exercised within fifteen
(15) days after such taking, condemnation or sale occurs, this Lease shall terminate as of the date possession of all or such part of the Leased Premises is conveyed to the condemning authority, and all obligations hereunder, except those due or mature, shall cease and terminate. All compensation awarded or paid for the taking or conveyance in lieu thereof shall belong to and be the sole property of Landlord; provided that Landlord shall not be entitled to any award made solely to the Tenant for loss of business or cost and expense of relocation and removing trade fixtures.

         17.     DEFAULT BY TENANT.

         (a) Events of Default. Each of the following shall be deemed to be a default by Tenant:

          (i)    Tenant's failure to pay any amount of Rent when due;

          (ii) Tenant's failure to observe or perform any other term, condition or covenant of this Lease to be observed or performed by Tenant;

          (iii)  Tenant's vacation or abandonment of the Leased Premises;

          (iv) The sale of Tenant's leasehold interest hereunder pursuant to execution;

          (v)    The adjudication of Tenant as a bankrupt or insolvent;

          (vi) The making by Tenant of a general assignment for the benefit of creditors;

          (vii) The appointment of a receiver for Tenant's property, if such appointment is not vacated or satisfied within sixty (60) days from the date of such appointment;

          (viii) The appointment of a trustee or receiver for Tenant's property in a reorganization, arrangement, bankruptcy or other insolvency proceeding, if such appointment is not vacated or set aside within sixty (60) days from the date of such appointment;

          (ix) Tenant's filing of a voluntary petition in bankruptcy or for reorganization or arrangement or the filing of an involuntary petition in bankruptcy or for reorganization or arrangement against Tenant if such involuntary petition is not vacated within thirty (30) days after the filing thereof;

          (x) Tenant's filing of an answer admitting bankruptcy or insolvency or agreeing to reorganization or arrangement; or

 . (xi) Any default by the tenant under the Adjoinder Lease, if such default is not cured within the applicable cure period, if any, provided in the Adjoinder Lease.

        (b) Landlord's Right Upon Lessee's Default. In the event of any default described in Clause (i) of foregoing Subsection 17(a) hereof and the continuance of such a default after five (5) days' written notice from Landlord to Tenant, or in the event of any default described in Clause (ii) of foregoing Subsection 17(a) hereof and the continuance of such default after thirty (30) days' written notice from Landlord to Tenant or in the event of any other default described in foregoing Subsection 17(a) without any demand or notice, Landlord, in addition to any other rights or remedies at law or in equity, may exercise the following rights and remedies:

        (i)    elect to terminate this Lease;

        (ii) in the event that Tenant has failed to perform any of its covenants under this Lease (other than a covenant to pay Base Rent), perform the covenant or covenants of Tenant which are in default (entering upon the Leased Premises for such purpose, if necessary), and Landlord's performance of any such covenant shall not be construed as a waiver of the default of Tenant or of any other right or remedy of Landlord in respect of such default, nor as a waiver of any term or condition of this Lease; or

        (iii) immediately re-enter upon the Leased Premises, remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the sole cost and expense and for the account of Tenant, all without service of notice or resort to legal process but in compliance with the applicable Laws, and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby;

provided that Landlord may exercise the foregoing rights and remedies in the event of any default described in Clause (i) of foregoing Subsection 17(a) and the continuation of such default after five (5) days, without any written notice, if Landlord already has delivered to Tenant two (2) or more notices of a default described in Clause (i) of foregoing Subsection 17(a) within the last one (1) year; provided further, if any default described in Clause (ii) of foregoing Subsection 17(a) cannot be cured by Tenant within thirty (30) days after receipt by Tenant of the required notice from Landlord, despite reasonably diligent effort, then Landlord shall not exercise any of its rights and remedies under this Subsection 17(b) with respect to such default, if Tenant commences to diligently pursue a cure of such default within fifteen
    (15) days after receipt of notice thereof and diligently pursues such cure to completion.

         (c) Re-Letting. In the event Landlord re-enters upon the Leased Premises as provided in Clause (iii) of foregoing Subsection 17(b) hereof, or takes possession of the Leased Premises pursuant to legal proceedings or pursuant to any notice provided by applicable Law, Landlord either may terminate this Lease, or, from time to time without terminating this Lease, make alterations and repairs for the purpose of re-letting the Leased Premises and re-let the Leased Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) at such rental and upon such other terms and conditions as Landlord deems advisable. Upon each re-letting, all rentals received from such re-letting shall be applied in the following order: first, to payment of costs and expenses incurred by Landlord in connection with such re-entry or taking of possession and making such reasonable alterations and repairs; second, to the payment of Rent and any other outstanding indebtedness of Tenant to Landlord hereunder or in connection herewith; and the remainder, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due and payable hereunder. If the rentals received from such re-letting during any month are less than the full amount of Rent payable hereunder during that month, then Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No re-entry or taking of possession by Landlord of the Leased Premises shall be construed as an election to terminate this Lease, or acceptance of a surrender of the Leased Premises, unless a written notice of termination or acceptance of surrender is delivered by Landlord to Tenant. Notwithstanding any re-letting without termination, Landlord at any time thereafter may elect to terminate this Lease for Tenant's previous default.

         (d) Damages Upon Termination. If Landlord at any time terminates this Lease for any default by Tenant, then, in addition to any other rights and remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default (including without limitation, costs and expenses in connection with a re-entry or taking of possession, making alterations and repairs for the purpose of reletting, reasonable attorneys' fees, and the value at the time of such termination of the excess, if any, of the amount of Rent for the remainder of the Lease Term over the then reasonable rental value of the Leased Premises for the remainder of the Lease Term). All such amounts shall be immediately due and payable from Tenant to Landlord.

         (e) Indemnification Upon Default. Upon any default by Tenant hereunder, Tenant shall indemnify and hold Landlord harmless from any and all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) incurred by Landlord and arising from, or in connection with, a default by Tenant under this Lease or exercising Landlord's rights and remedies with respect to such default.

         18. SURRENDER. Upon the expiration of the Lease Term or the earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises and, except as expressly set forth below in this Section, all property affixed to the Leased Premises, broom clean, and in good order, condition and repair, except for ordinary wear and tear, the effects of damage to, or the total or partial destruction of, the Building by fire or other casualty which Landlord is obligated to repair or replace; provided that, subject to Exhibit F, Tenant shall remove any or all of its property which Landlord directs Tenant to remove, and, upon Tenant's failure to do so, Landlord may cause all or any item of such property to be removed at Tenant's cost and expense. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to surrender any of Tenant's trade fixtures or personalty, whether or not affixed to the Leased Premises. Tenant shall pay all costs and expenses of any such removal and of the repair of any damage to the Leased Premises caused by such removal. Landlord acknowledges that Tenant shall have the right to grant to any third party a security interest in and to its personalty and trade fixtures. Tenant's obligation to observe and perform these covenants shall survive the expiration of the Lease Term or earlier termination of this Lease.

         19. SUBORDINATION. This Lease is and shall be subordinate to the lien of any mortgage or any other method of financing or refinancing now or hereafter encumbering the Leased Premises, the Building or the Parcel ("Mortgage Lien"), to all advances made, or hereafter to be made, upon the security thereof and to any declaration of covenants, restrictions and easements with respect to the Leased Premises and the premises leased to Tenant under the Adjoinder Lease ("Adjoinder Premises"). No act or agreement executed by Tenant shall be necessary to effect such subordination. Nevertheless, upon request by Landlord, Tenant shall execute and deliver a subordination agreement in the form attached hereto as Exhibit G or otherwise in form and substance as reasonably requested by Landlord or as reasonably requested by any mortgage lender or lien holder if such subordination agreement provides that the rights of Tenant under this Lease and the possession of the Leased Premises by Tenant shall not be disturbed so long as Tenant is not in default hereunder. If any proceedings are brought for the foreclosure of any Mortgage Lien, Tenant shall
(i) attorn to the purchaser upon any sale resulting directly or indirectly from such proceedings and (ii) recognize the purchaser as Landlord hereunder. Upon request by Landlord, Tenant shall execute and deliver an estoppel certificate in the form attached hereto as Exhibit H or otherwise in form and substance as reasonably requested by Landlord or as reasonably requested by any purchaser, mortgage lender or lien holder. Upon request by Tenant, Landlord shall execute and deliver an estoppel certificate in form and substance as reasonably requested by Tenant or any lender. Tenant acknowledges that the Leased Premises may be (i) subjected to the same mortgage or other method of financing or refinancing as that to which the Adjoinder Premises is subjected or (ii) subjected to separate mortgages or other methods of financing or refinancing. Accordingly, Tenant acknowledges that (i) this Lease and the Adjoinder Lease may be subordinate to the same or different mortgages or other methods of financing or refinancing, and (ii) this Lease, the Adjoinder Lease and the rents payable hereunder and thereunder may be assigned to the same or different mortgage lenders or lien holders.

         20. COVENANT OF QUIET ENJOYMENT. Landlord represents and warrants that (i) it has all necessary right, title and interest in the Leased Premises to enter into this Lease and grant Tenant the tenancy hereunder and
(ii) as of the date hereof, Landlord owns the Leased Premises in fee simple, subject only to the matters identified on Exhibit I, which matters shall constitute permitted encumbrances ("Permitted Encumbrances"). Landlord agrees that if Tenant observes and performs all of its covenants hereunder, then, at all times during the Lease Term, Tenant shall have the peaceable and quiet enjoyment of possession of the Leased Premises, without any manner of hindrance.

         21. MECHANIC'S LIENS. Tenant shall not suffer or cause the filing of any mechanic's lien against the Leased Premises. If any mechanic's lien is filed against the Leased Premises or any part thereof for work claimed to have been done for, or material claimed to have been furnished to, Tenant, other than Landlord's Work, then Tenant shall (i) cause such mechanic's lien to be discharged of record within thirty (30) days after notice of the filing by bonding or as provided or required by law or (ii) provide evidence that the lien is being contested by proceedings adequate to prevent foreclosure of the lien, together with satisfactory indemnity (in an amount equal to at least one hundred fifty percent (150%) of the claimed lien) to Landlord within thirty (30) days after notice of the filing thereof. Tenant shall indemnify and save Landlord harmless from all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) incurred by Landlord as a result of, or in connection with, any such mechanic's lien. All liens suffered or caused by Tenant shall attach to Tenant's interest only. Nothing in this Lease shall be deemed or construed to constitute consent to, or request of, any party for the performance of any work for, or the furnishing of any materials to, Tenant, nor as giving Tenant the right or authority to contract for, authorize or permit the performance of any work or the furnishing of any materials that would permit the attaching of a mechanic's lien.

         22. NOTICES. Any notice, statement, estimate, bill, demand, request or consent required or permitted to be given or delivered by either party to this Lease shall be in writing and shall be deemed to have been duly given or delivered if delivery is made in person or if sent by United States certified or registered mail, return receipt requested, or by a national overnight courier service, addressed to the other party as follows:

Landlord:   c/o Browning Investments, Inc.          Tenant:
            Capital Center North Tower                        -----------------
                                                                  -------------

            251 N. Illinois Street, Suite 200                 -----------------
            Indianapolis, Indiana 46204                       -----------------
            Attention:  F. Richard Rembusch              -----------------

Copy to:    Karl P. Haas                            Copy to:
            Baker & Daniels                                   -----------------
            300 N. Meridian Street, Suite 2700                -----------------
            Indianapolis, Indiana 46204                       -----------------
                                                              -----------------

Any party may change its address for notice from time to time by delivering notice to the other party as provided above. The date of delivery of any notice sent by mail shall be the date upon which such notice is deposited in a post office of the United States Postal Service.

         23.     MISCELLANEOUS PROVISIONS.

         (a) Memorandum of Lease. The parties hereto shall not record this Lease in the Marion County Recorder's Office, but each party shall execute upon request of the other a "memorandum of lease" suitable for recording. All costs and expenses associated with preparing, executing and recording a "memorandum of lease" shall be borne by the party requesting execution of such document.

         (b) Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party as creating between the parties hereto the relationship of principal and agent, partnership, joint venture, or any relationship other than the relationship of landlord and tenant.

         (c) Waivers of Covenants. No waiver of any covenant, term or condition or the breach of any covenant, term or condition of this Lease shall be deemed to constitute a waiver of any subsequent breach of such covenant, term or condition nor justify or authorize a non-observance upon any occasion of such covenant, term or condition or any other covenant, term or condition, and the acceptance of Rent by Landlord at any time when Tenant is in default of any covenant, term or condition shall not be construed as a waiver of such default or any right or remedy of Landlord on account of such default.

         (d) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the Rent first due hereunder; provided that Landlord shall not apply payments by Tenant to items of Rent with respect to which there exists a good faith dispute of which Tenant has delivered to Landlord a written notice describing with particularity the nature of such dispute. No endorsement or statement on any check or letter accompanying any check or payment of Rent shall be deemed to be an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to the right of Landlord to recover the balance of such Rent or to pursue any other right or remedy.

         (e) Remedies Cumulative. The rights and remedies of Landlord and Tenant hereunder shall be cumulative, and no one of them shall be deemed or construed as exclusive of any other or of any right or remedy provided by law or in equity. The exercise of any one such right or remedy by the Landlord or Tenant shall not impair its standing to exercise any other such right or remedy.

         (f) Successors and Assigns. Subject to the terms and conditions of Section 12 hereof, this Lease and all of the covenants, terms and conditions hereof shall inure to the benefit of, and be binding upon, the respective heirs, executors, administrators, successors and assigns of Landlord and Tenant, except as otherwise expressly provided herein.

         (g) Construction of Lease. Whenever in this Lease a singular word is used, it shall also include the plural wherever required by the context and vice versa. Exhibits A-1, A-2, A-3, B-1, B-2, C, D, E, F, G, H and I are incorporated herein by reference. This Lease shall be construed in accordance with the laws of the State of Indiana. The captions of this Lease are for convenience only and do not in any way limit or alter the terms and conditions of this Lease. All references in this Lease to periods of days shall be construed to refer to calendar, not business, days. Notwithstanding anything set forth herein, if Landlord is delayed in, or prevented from, completing Landlord's Work on or before the applicable dates set forth in Section 6 hereof, correcting "punch-list" items within the applicable periods specified under Section 9 hereof or otherwise observing or performing any of its covenants hereunder as the result of an act or omission of Tenant or any other cause which is not within the control of Landlord (including without limitation, inclement weather and the unavailability of materials, equipment, services or labor), then such completion, correction, observation or performance shall be excused for the period of days that such completion, correction, observation or performance is delayed or prevented, and the dates set forth in Section 6 hereof, the periods specified under Section 9 hereof and other deadlines for observation and performance, as applicable, shall be extended for the same period.

         (h) Prior Agreements. All prior representations, promises and undertakings by or between the parties hereto with respect to the subject matter of this Lease are merged into, and expressed in, this Lease, and any and all prior agreements between such parties with respect thereto are hereby canceled. This Lease shall not be amended, modified, or supplemented, except by a written agreement duly executed by both Landlord and Tenant.

         (i) Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

         (j) Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

         (k) Authority. Each person executing this Lease other than on behalf of themselves represents and warrants that he or she has been duly authorized to execute and deliver this Lease by the entity for which he or she is signing, and this Lease is the valid and binding agreement of such entity, enforceable in accordance with its terms.

         (l) Landlord's Consent. If Landlord breaches any obligation of reasonableness, then the sole remedy of Tenant shall be an action for specific performance or injunction to enforce the obligation, and Tenant shall not be entitled to any monetary damages for, or in connection with, a breach of such obligation, unless the breach is willful or in bad faith, in which event Tenant shall be entitled to all remedies at law or in equity.

         (m) Environmental Condition. Landlord represents and warrants to Tenant that, to Landlord's actual knowledge and except as disclosed by the environmental assessment reports prepared with respect to the Leased Premises and provided to Tenant, (i) no Hazardous Substances are present or were installed, exposed, released or discharged in, on or under the Leased Premises at any time during or prior to Landlord's ownership thereof, and no prior owner or occupant of the Leased Premises has used Hazardous Substances therein, (ii) no UST's for gasoline or any other Hazardous Substances are or were located on the Leased Premises at any time during or prior to Landlord's ownership thereof, and (iii) the Leased Premises has not been used or operated in violation of Laws governing Hazardous Substances.

         (n) Environmental Indemnity. Landlord agrees to indemnify, defend (by counsel reasonably acceptable to Tenant), protect and hold harmless Tenant and any party affiliated with Tenant from and against any and all claims, judgments, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) arising from, or in connection with, (i) any storage or usage of any Hazardous Substances by Landlord (or its employees, agents, contractors, invitees or licensees) in, on or about the Leased Premises or (ii) any transportation of any Hazardous Substances to or from the Leased Premises by Landlord (or its employees, agents, contractors, invitees or licensees). The claims, judgments, liabilities, losses, costs and expenses from and against which Landlord has agreed to indemnify, defend, protect and hold harmless Tenant and any party affiliated with Tenant under this Subsection shall include the following:
    (i) any obligation or liability of Landlord or Tenant under any Law to remove any Hazardous Substance or contaminated soil or groundwater from the Leased Premises, "clean up" any contamination of the soil or the groundwater in, on or under the Leased Premises, or perform any remediation of or for the Leased Premises; (ii) all charges, fines or penalties imposed by governmental authority or under any Law governing Hazardous Substances; and (iii) all claims by, and liabilities to, any third party. The obligations of Landlord under this Subsection shall survive the expiration or earlier termination of this Lease.

         (o) Landlord Cooperation. Landlord shall provide reasonable cooperation and appropriate assistance in connection with Tenant obtaining real estate tax abatement (the "Governmental Incentives") (including without limitation, executing and joining in all necessary applications, petitions and proceedings, permitting Tenant to file and pursue such applications, petitions and proceedings in the name of Landlord and executing such other and incidental documents, instruments and agreements as may be necessary in connection with obtaining the Governmental Incentives); provided that Landlord shall not be obligated to incur any unreimbursed out-of-pocket costs or expenses in connection with such cooperation and assistance; provided further that, if Tenant is unable to obtain any of the Governmental Incentives, then this Lease shall remain in full force and effect, without any amendment or modification, and without any change or reduction in the Rent payable by Tenant under this Lease or the obligation of Tenant to observe and perform all of the terms, conditions and covenants of this Lease.

         24. LANDLORD CONVEYANCE. Landlord shall not cause or permit any conveyance or transfer of fee title to the Leased Premises, without the prior written consent of Tenant, which consent shall not be withheld or delayed unreasonably; provided that the terms and conditions of this Section shall not apply to (i) any changes in the ownership of Landlord, so long as Michael G. Browning ("Browning") remains in control of Landlord or (ii) conveyances or transfers to another entity controlled by Browning or which result from the death of Browning; and provided further that, after the Warranty Period, the terms and conditions of this Section shall not apply to conveyances or transfers to an individual or entity which has the financial wherewithal at the time of the conveyance or transfer to satisfy the obligations of Landlord under this Lease. Notwithstanding anything set forth herein, the terms and conditions of this Section shall not apply to, or limit or affect in any manner, (i) any Mortgage Lien, (ii) the right or ability of Landlord to finance or refinance the Leased Premises, the Building or the Parcel and encumber the Leased Premises with a Mortgage Lien securing such financing or refinancing,
(iii) the rights and remedies of any mortgage lender or lien holder under, or with respect to, a Mortgage Lien or the financing or refinancing which the Mortgage Lien secures or the ability of the mortgage lender or lien holder to exercise such remedies (including without limitation, foreclosure of any Mortgage Lien or acceptance of a deed in lieu of foreclosure), or (iv) the performance by Tenant of its obligations under Section 19. Notwithstanding anything set forth herein, after fee title to the Leased Premises has been conveyed or transferred as permitted by this Section to an individual or entity who or which is not Browning or controlled by Browning, this Section shall have no further force or effect.

         25. PURCHASE OPTION. So long as Tenant is not in default hereunder, Tenant shall have a one-time option to purchase the Leased Premises for Five Million One Hundred Ninety-Two Thousand Two Hundred Ninety-Five Dollars ($5,192,295.00) ("Purchase Price") upon the expiration of the Initial Lease Term. Tenant shall exercise its option to purchase by providing written notice thereof to Landlord at least nine (9) months prior to the expiration of the Initial Lease Term ("Exercise Date"). If Tenant fails to exercise its option to purchase on or before the Exercise Date, then Tenant's option to purchase the Leased Premises shall terminate and have no further force or effect, without notice from Landlord. If Tenant exercise its option to purchase on or before the Exercise Date and otherwise in accordance with the terms and conditions of this Section, then, on the day that the Initial Lease Term expires, (i) Tenant shall pay the Purchase Price to Landlord in cash or by wire transfer, (ii) Landlord shall convey the Leased Premises to Tenant by warranty deed, subject only to Real Estate Taxes and Park Assessments, the Permitted Encumbrances and any rights, interests or matters arising under, by or through Tenant or to which Tenant has consented, and (iii) Landlord and Tenant shall execute and deliver such other documents and instruments as are customary to close a sale and purchase of commercial real estate in the Indianapolis metropolitan area. Notwithstanding anything set forth herein, (i) Tenant may not exercise its option to purchase the Leased Premises, unless Tenant simultaneously exercises its option under the Adjoinder Lease to purchase the Adjoinder Premises, and, (ii) after Tenant exercises its options to purchase both the Lease Premises and the Adjoinder Premises, the obligation of Landlord to convey the Leased Premises to Tenant is conditioned upon a simultaneous closing of the purchase by Tenant of both the Leased Premises and the Adjoinder Premises, with a simultaneous payment by Tenant of both the Purchase Price and the price specified in the Adjoinder Lease to purchase the Adjoinder Premises.

                 IN WITNESS WHEREOF, the parties have executed or caused the execution of this Lease by their respective officers duly authorized as of the day and year first above written.

                                   LANDLORD:

                                   CORPORATE DRIVE ASSOCIATES, LLC, an
                                   Indiana limited liability company


                                   By: /s/ Michael Browning
                                      -------------------------------------

                                   Printed:
                                           --------------------------------

                                   Title:
                                         ----------------------------------


                                   TENANT:

                                   BRIGHTPOINT, INC., a Delaware corporation


                                   By: /s/ J. Mark Howell
                                      -------------------------------------

                                   Printed: J. Mark Howell
                                           --------------------------------

                                   Title:    CFO
                                         ----------------------------------

                                  Exhibit A-1
                                  Page 1 of 2

                        [BROWNING INVESTMENT, INC. LOGO]



                                  [PLOT MAP]



                            CORPORATE CENTER NORTH
                    SOUTH EAST CORNER I-465 AND WEST 71st
                               DEVELOPMENT PLAN

                                 Exhibit A-1
                                 Page 2 of 2


                                  [Plot Map]

                                 Exhibit A-2
                                 Page 1 of 3




                                  [Plot Map]

                                  Exhibit A-2
                                  Page 2 of 3




                                LAND DESCRIPTION
                             Corporate Center North
                    a portion of the Brightpoint, Inc, site
                                   version 1
                                   20 JUN 96

A part of the Southeast Quarter of Section 35, Township 17 North, Range 2 East located in Pike Township, Marion County, Indiana being bounded as follows:

Commencing at the Northeast Corner of the Southwest Quarter of the Northeast Quarter of Section 35, Township 17 North, Range 2 East; thence South 00 degrees 03 minutes 11 seconds West (assumed bearing) 977.41 feet along the East Line of the Southwest Quarter of sold Northeast Quarter; thence South 88 degrees 55 minutes 30 seconds West 100.02 feet parallel with the North Line of the Southwest Quarter of sold Northeast Quarter to the western right-of-way line of Corporate Drive (ref: see the GRANT OF RIGHT-OF-WAY recorded as instrument #1993-0048053 in the office of the Recorder of Marion County, Indiana); thence South 00 degrees 03 minutes 11 seconds West 800.27 feet along the western right-of-way line of Corporate Drive to the southeastern corner of the non-exclusive easement for ingress and egress called "Parted II" on Exhibit "B" of the WARRANTY DEED recorded as instrument #89 84962 in said Recorder's office, the next four (4) courses are along the southern boundary of said easement: 1) thence North 89 degrees 56 minutes 49 seconds West 111.42 feet 2) thence South 66 degrees 33 minutes 11 seconds West 205.32 feet; 3) thence North 89 degrees 56 minutes 49 seconds West 127.89 feet; 4) thence South 82 degrees 45 minutes 11 seconds West 43.04 feet; thence South 02 degrees 04 minutes 45 seconds East 572.96 feet (parallel with the adjacent portion of the eastern limited access right-of-way line of I-465; ref: see the WARRANTY DEED recorded as instrument #67 37340 in said Recorder's office) to the southwestern corner of the 5.440 acre tract of land described in the WARRANTY DEED recorded as instrument #1995-00075758 in said Recorder's office; thence South 88 degrees 56 minutes 49 seconds East 113.73 feet along the southern boundary of said 6.440 acre tract of land to the POINT OF BEGINNING of this description; thence South 89 degrees 56 minutes 48 seconds East 243.82 feet along the southern boundary of said 6.440 acre tract of land; thence North 02 degrees 02 minutes 57 seconds West 160.71 feet perpendicular to the southern face of the building setting upon said 5.440 acre tract of land to a point on the easterly extension of the southern face of said building that is 1.00 feet east of the southeastern corner of said building; thence South 87 degrees 57 minutes 03 seconds West
243.65 feet along the easterly extension of the southern face of said building, along the southern face of said building, and along the westerly extension of the southern face of said build to a point that is 1.00 feet west of the southwestern corner of said building; thence South 02 degrees 02 minutes 57 seconds East 151.76 feet perpendicular to the southern face of said building to the POINT OF BEGINNING containing 0.874 acres, more or less.

     AMERICAN CONSULTING ENGINEERS, INC.                     DATE: JUNE 20, 1996     SHEET NO.
          4165 Millersville Road                             DRAWN BY: CWW          2 OF 2
     INDIANAPOLIS                                INDIANA     JOB NO. 95-302
     (317)547-5580   (C) Copyright 1996       48205-2694

                                 Exhibit A-2
                                 Page 3 of 3



                                  [Plot Map]


                               LAND DESCRIPTION
                             Corporate Center North
                               2.591 Acre Tract
                                  version 2.1
                                June 24, 1995

A part of the Southeast Quarter of Section 35, Township 17 North, Range 2 East located in Pike Township, Marion County, Indiana being bounded as follows:

Commencing at the Northeast Corner of the Southwest Quarter of the Northeast Quarter of Section 35, Township 17 North, Range 2 East; hence South 00 degrees 03 minutes 11 seconds West (assumed bearing) 977.41 feet along the East Line of the Southwest Quarter of said Northeast Quarter; thence South 88 degrees 55 minutes 30 seconds West 100.02 feet parallel with the North Line of the Southwest Quarter of said Northeast Quarter to the western right-of-way line of Corporate Drive (ref. see the GRANT OF RIGHT-OF-WAY recorded as instrument 1993-0048053 in the office of the Recorder of Horton County, Indiana): thence South 00 degrees 03 minutes 11 seconds West 800.27 feet along the western right-of-way line of Corporate Drive to the southeastern corner of the non-exclusive easement for ingress and egress called "Parcel 11" on Exhibit
"B" of the WARRANTY DEED recorded as instrument #89 84962 in said Recorder's office, the next four (4) courses are along the southern boundary of said easement: 1) thence North 89 degrees 56 minutes 48 seconds West 111.42 feet; 2) thence South 66 degrees 33 minutes 11 seconds West 205.52 feet; 3) thence North 89 degrees 56 minutes 49 seconds West 127.89 feet; 4) thence South 82 degrees 48 minutes 11 seconds West 43.04 feet; thence South 02 degrees 04 minutes 45 seconds East 572.96 feet (parallel with the adjacent portion of the eastern limited access right-of-way line of 1-465; ref. see the WARRANTY DEED recorded as instrument #67 37348 in said Recorder's office) to the POINT OF BEGINNING of this description: thence South 02 degrees 04 minutes 45 seconds East 283.24 feet: thence North 89 degrees 57 minutes 02 seconds East 401.59 feet perpendicular to the East Line of the West Half of the Southeast Quarter of said Section 35 to the western right-of-way line of Corporate Drive, the next three (3) courses are along the western right-of-way line of Corporate Drive:
1) thence North 11 degrees 32 minutes 58 seconds West 16.02 feet to the point of curvature of curve to the right, said point of curvature being South 78 degrees 27 minutes 02 seconds West 533.22 feet from the radius point of said curve; 2) thence northerly 220.87 feet along said curve to its point of tangency, said point of tangency being North 77 degrees 48 minutes 59 seconds West 533.22 feet from the radius point of said curve; 3) thence North 12 degrees 11 minutes 01 second East 48.42 feet to a point being South 89 degrees 56 minutes 49 seconds East (perpendicular to the East Line of the Southwest Quarter of said Northeast Quarter) of the point of beginning: thence North 89 degrees 58 minutes 49 seconds West 420.09 feet perpendicular to the East Line of the Southwest Quarter of said Northeast Quarter to the POINT OF BEGINNING containing 2.591 acres, more or less.

AMERICAN CONSULTING ENGINEERS, INC.
4165 MILLERSVILLE ROAD

INDIANAPOLIS
(317)547-5580

(C) Copyright 1996

INDIANA
48205-2988

DATE: JUNE 21, 1996

DRAWN BY: CWW

JOB NO. 95-302

SHEET NO. 1 of 1

                                  EXHIBIT A-3

                             SITE PLAN OF BUILDING
                      SEE CONSTRUCTION PLANS PREPARED BY
                      AMERICAN CONSULTING ENGINEERS, INC.

                                  EXHIBIT B-1

                              PREVAILING BASE RENT

        Estimation of Base Rent Extension Terms. If Tenant exercises its option to extend the term of this Lease pursuant to Section 2 hereof, then, on or before the date eight (8) months prior to the Extension Date, Landlord shall give Tenant written notice of the "Prevailing Base Rent" (as defined below) ("Prevailing Rent Notice"). The Prevailing Base Rent shall equal the greater of (i) the per annum rate of minimum rent on or about the Extension Date for comparable distribution/warehouse space in buildings at comparable locations in the Park or within a radius of ten (10) miles from the Lease Premises or (ii) during the First Extension Term, Six and 35/100 Dollars ($6.35), and, during the Second Extension Term, Seven and 01/100 Dollars ($7.01). Within thirty
(30) days after Landlord delivers the Prevailing Rent Notice to Tenant, Tenant shall give Landlord written notice accepting or rejecting the Prevailing Base Rent. If Tenant fails to so notify Landlord, then Tenant shall be deemed to have accepted the Prevailing Base Rent and the term of this Lease shall be extended pursuant to Section 2 of this Lease. If Tenant rejects the Prevailing Base Rent in writing within such thirty (30) day period, as provided above, then the term of this Lease shall not be extended, and Tenant shall surrender the Leased Premises pursuant to Section 18 of this Lease. The Prevailing Base Rent, so established above, shall be the Base Rent hereunder during the First Extension Term and/or Second Extension Term, as applicable, and shall be subject to adjustment for the Second Extension Term, as provided above. Base Rent shall be payable during any extension or holdover period on the same terms and conditions as during the Initial Lease Term.

                                  EXHIBIT B-2
                              (Building Expansion)

                               BASE RENT SCHEDULE


Commencement Date
   through Year 5                       $5.25 per gross square foot*

   Years 6 through 10                   $5.75 per gross square foot*

   Years 11 through 15,
      if applicable                     Determined pursuant to Exhibit B-1

   Years 16 through 20,
      if applicable                     Determined pursuant to Exhibit B-1

* based on seventy-seven thousand six hundred eighty (77,680) square feet of Gross Leasable Area.

                                   EXHIBIT C
                             Construction Schedule

          Substantial Completion              November 30, 1996

                                   EXHIBIT D
                                Landlord's Work

                       See Construction Plans Prepared by
                      American Consulting Engineers, Inc.

                                   EXHIBIT E
                               Acceptance Letter

         This Exhibit is the same as Exhibit E in the Adjoinder Lease.

                                   EXHIBIT F

             None except as mutually agreed by Landlord and Tenant


                                   EXHIBIT G
            Subordination, Non-Disturbance and Attornment Agreement

         This Exhibit is the same as Exhibit F in the Adjoinder Lease.

                                   EXHIBIT H
                          Tenant Estoppel Certificate

         This Exhibit is the same as Exhibit G in the Adjoinder Lease.

                                   EXHIBIT I
                             Permitted Encumbrances

         The permitted encumbrances are the same as provided for in Exhibit H to the Adjoinder Lease, subject to relocation of the utility easement to the west boundary of the southern parcel and subject to the Declaration of Easements and Covenants between the Lease Premises and the Adjoinder Premises.